UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): March 30, 2006

                               TRIAD GUARANTY INC.
             (Exact name of registrant as specified in its charter)


              Delaware                   0-22342                 56-1838519
  (State or other jurisdiction of      (Commission             (IRS Employer
           incorporation)              File Number)          Identification No.)


                            101 SOUTH STRATFORD ROAD
                       WINSTON-SALEM, NORTH CAROLINA 27104
               (Address of principal executive offices) (zip code)

                                 (336) 723-1282
                        (Registrant's telephone number,
                              including area code)

                                 Not Applicable
         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

/ / Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

/ / Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

/ / Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

/ / Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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SECTION 1-REGISTRANT'S BUSINESS AND OPERATIONS

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On March 30, 2006, Triad Guaranty Inc. and its subsidiaries and affiliates (the "Company") entered into an agreement with Kenneth W. Jones to serve as Senior Vice President and Chief Financial Officer. Mr. Jones will be paid a salary of $175,000 per year and will be recommended for 2,500 shares of restricted stock vesting equally over three-years. For calendar year 2006, Mr. Jones will also be guaranteed a minimum bonus equal to 125% of paid salary with a minimum of 50% of the bonus payable in equity vesting over three years. The letter agreement between the Company and Mr. Jones is attached hereto as exhibit 10.1 and incorporated herein by reference.

On March 30, 2006, the Company entered into an Agreement with Mr. Eric B. Dana, Senior Vice President and Chief Financial Officer of the Company and director of its subsidiaries, pursuant to which Mr. Dana will resign as an officer and employee of the Company and director of its subsidiaries (the "Resignation and Release Agreement"). The Company is obligated to pay Mr. Dana $372,884 in 24 semi-monthly pay periods beginning May 31, 2006. Mr. Dana and/or his family will be entitled to COBRA benefits, if eligible, under the Company's medical and dental plans for up to 18 months. Mr. Dana agrees to provide assistance with the transition to a new Chief Financial Officer for the period beginning May 18, 2006 and ending May 18, 2007. Mr. Dana will be paid for the hours actually worked at the rate of $150.00/hour. For one year Mr. Dana agrees to abide by certain non solicitation and non competition provisions specified in the Resignation and Release Agreement. Mr. Dana also releases the Company from any and all claims against the Company up to and including the date of execution of the agreement. The Resignation and Release Agreement between the Company and Mr. Dana is attached hereto as exhibit 10.2 and incorporated herein by reference.

ITEM 1.02 TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

As a result of Mr. Dana's resignation under the Resignation and Release Agreement described in Items 1.01 and 5.02, Mr. Dana's employment agreement with the Company dated May 19, 2005 is terminated and neither Mr. Dana nor the Company has any further obligation under the employment agreement. Please see Items 1.01 and 5.02 incorporated herein by reference.

SECTION 5-CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

As described in Items 1.01 and 1.02 and incorporated by reference herein, Mr. Kenneth W. Jones was appointed Senior Vice President and Chief Financial Officer effective April 10, 2006, to replace Mr. Eric B. Dana, who entered into a Resignation and Release Agreement on March 30, 2006. Mr. Dana's resignation is effective May 18, 2006.

Mr. Jones, 48, comes to the Company with over 25 years experience in the financial management of companies. Mr. Jones had been at RBC Liberty Insurance Corporation, where he served as Senior Vice President, Chief Financial Officer, since 2000. He moved to the Winston-Salem area upon completion of RBC Liberty's divestiture of Liberty Insurance Services in mid-year 2005. Previously he was


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associated  with The Liberty  Corporation,  where he held a number of management positions, most recently Vice President, Controller and Acting Chief Financial Officer, and formerly with Ernst & Young. Mr. Jones is a Certified Public Accountant (CPA) and Fellow, Life Office Management Association. The Company has not entered into any transactions with Mr. Jones of the sort described under
Item 404(a) of Regulation S-K other than this agreement. Further, Mr. Jones does not have any have any family relationship with any officer or director of the Company. A copy of the press release announcing Mr. Jones employment with the Company is attached as exhibit 99.1 and incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

     (c)  Exhibits

          Exhibit Number 10.1--Agreement entered into March 30, 2006 between the Company and Mr. Kenneth W. Jones.

          Exhibit Number 10.2--Resignation and Release Agreement entered into March 30, 2006 between the Company and Mr. Eric B. Dana.

          Exhibit Number 99.1 -- Text of the Press Release Dated April 4, 2006.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          Triad Guaranty Inc.

Date: April 5, 2006                       By:    /s/  Kenneth S. Dwyer
                                                 ----------------------
                                          Name:  Kenneth S. Dwyer
                                          Title: Vice President and Chief
                                                 Accounting Officer